Exhibit 4.12

AMENDMENT NO. 2 TO THE
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Registration Rights Agreement, dated as of December 30, 2013 (as amended from time to time, the “Registration Rights Agreement”), by and among Paycom Software, Inc., Paycom Payroll, LLC, Welsh, Carson, Anderson & Stowe X, L.P., WCAS Management Corporation, WCAS Capital Partners IV, L.P., WCAS Paycom Holdings, Inc., each of the Persons listed on the signature pages attached to the Registration Rights Agreement and each other Person who executed a joinder thereto, is entered into as of September 15, 2015. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings assigned to them in the Registration Rights Agreement.

WHEREAS, pursuant to Section 11(c) of the Registration Rights Agreement, the provisions of the Registration Rights Agreement may be amended upon the prior written consent of the Company and the Holders of not less than a majority of the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned, being the Holders of not less than a majority of the Registrable Securities, give their written consent to amend the Registration Rights Agreement as follows:

1.Deletion of Section 3(e). Section 3(e) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“(e) [Intentionally Omitted.]”

2.New Section 11(j). Section 11 of the Registration Rights Agreement is hereby amended by adding the following provision as Section 11(j):

“(j)Confidentiality. After a Holder has been notified of an opportunity to include Registrable Securities in a Piggyback Registration pursuant to Section 3(a), such Holder, other than in the capacity as an officer, director or employee of the Company, (i) shall treat the Offering Confidential Information with respect to such Piggyback Registration as confidential information, (ii) shall not use any such Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Securities (or other shares of Common Stock) in such Piggyback Registration, (iii) shall not disclose any such Offering Confidential Information to any Person other than its agents, employees, advisors and counsel who have a need to know such Offering Confidential Information, and (iv) shall cause such agents, employees, advisors and counsel to whom Offering Confidential Information is disclosed pursuant to clause (iii) to comply with the requirements of this Section 11(j); provided, that any such Holder may disclose Offering Confidential Information if such disclosure is required by applicable law, but such Holder shall cooperate with the Company to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential

Information. The obligations in this Section 11(j) shall survive the expiration or termination of this Agreement.

For purposes of this Section 11(j), “Offering Confidential Information” means, with respect to a Piggyback Registration, (i) the Company’s plan to file the relevant registration statement or prospectus and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to any Holders by the Company in connection with such Piggyback Registration; provided, that Offering Confidential Information shall not include information that (x) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder, (y) was or becomes available to any Holder from a source that was not bound by a legal, fiduciary or contractual obligation to the Company or (z) was otherwise in such Holder’s possession prior to it being furnished to such Holder by the Company or on the Company’s behalf.”

3.Miscellaneous.

(a)Effect of Amendment. In the event of any inconsistency or conflict between the Registration Rights Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control. Except as modified by this Amendment, the Registration Rights Agreement shall continue in full force and effect. Nothing in this Amendment shall be construed to modify any provision of the Registration Rights Agreement or in any other document or instrument delivered in connection therewith, other than those provisions of the Registration Rights Agreement specifically amended as set forth in this Amendment.

(b)Entire Agreement. This Amendment and the Registration Rights Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. Any reference to the Registration Rights Agreement after this Amendment is first effective shall be deemed to be a reference to the Registration Rights Agreement as amended hereby.

(c)Successors and Assigns. All covenants and agreements in this Amendment by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Amendment which are for the benefit of purchasers or Holders are also for the benefit of, and enforceable by, any subsequent Holder.

(d)Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

(e)Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

(f) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAWS OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 2 to the Registration Rights Agreement as of the date first above written.

Paycom Software, Inc.

By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	CEO

Paycom Payroll, LLC

By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	CEO

[Signature Page to Amendment No. 2 to the Registration Rights Agreement]

Welsh, Carson, Anderson & Stowe X, L.P.

By:	WCAS X Associates LLC
Its:	General Partner

By:	/s/ Jonathan Rather
	Name:	Jonathan Rather
	Title:	Managing Member

WCAS Capital Partners IV, L.P.

By:	WCAS CP IV Associates LLC
Its:	General Partner

By:	/s/ Jonathan Rather
	Name:	Jonathan Rather
	Title:	Managing Member

WCAS Management Corporation

By:	/s/ Jonathan Rather
	Name:	Jonathan Rather
	Title:	Treasurer and Assistant Secretary

WCAS Paycom Holdings, Inc.

By:	/s/ Jonathan Rather
	Name:	Jonathan Rather
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to the Registration Rights Agreement]

Ernest Group, Inc.

By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	President

The Ruby Group, Inc.

By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	President

[Signature Page to Amendment No. 2 to the Registration Rights Agreement]